                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  Three months ended
                                                                        March 31,
                                                             ---------------------------
                                                                1996             1995
                                                            -----------      -----------

Net income                                                    $ 1,612         $ 1,405

Preferred dividend requirements                               $     -         $    29

Weighted average common shares outstanding                      2,834           2,832

                                                             ---------       ---------

NET INCOME PER COMMON SHARE                                     $0.57           $0.49
                                                             =========       =========